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Exhibit 99.2


                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Shareholders
Sierra Rutile America Inc.:


We have audited the accompanying balance sheet of Sierra Rutile America Inc. as of December 31, 1994, and the related profit and loss account for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially equivalent to those in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Financial statements for two affiliated entities are accompanied by disclaimers of audit opinions related to suspension of mining operations of Sierra Rutile Limited and the occupation of the facilities by rebel forces. These circumstances in turn create the possibility that amounts due from certain affiliates in the accounts of the Company may not be fully recoverable and we are unable to satisfy ourselves as to that matter.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence of recoverability of amounts due from certain affiliates, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Sierra Rutile America Inc. as of December 31, 1994, and the results of its operations for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.





KPMG                                                               April 3, 1995
CHARTERED ACCOUNTANTS                                                Reading, UK
REGISTERED AUDITORS


                                      E-101